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                                                                     EXHIBIT 3.1

                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                             OF QUEST MEDICAL, INC.

         Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

                                  ARTICLE ONE

         The name of the corporation is Quest Medical, Inc.

                                  ARTICLE TWO

         The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on June 27, 1996. The amendment alters Article Four of the original Articles of Incorporation, and the full text of Article Four as amended is as follows:

                                 "ARTICLE FOUR

         The Corporation shall have authority to issue 25,000,000 shares of Common Stock, $.05 par value. Each share of Common Stock shall have identical rights and privileges in every respect."

                                 ARTICLE THREE

         The number of shares of the corporation outstanding at the time of the adoption of the above amendment was 8,235,568 and the number of shares entitled to vote on the amendment was 8,235,568.

                                  ARTICLE FOUR

         The number of shares voted for such amendment was 5,694,348 and the number of shares voted against such amendment was 903,319.

Dated:   July 23, 1996

                                        QUEST MEDICAL, INC.


                                        By:/s/  F. Robert Merrill III
                                           -------------------------------------
                                                F. Robert Merrill III
                                                Senior Vice President-Finance,
                                                Secretary and Treasurer